Exhibit 32

CERTIFICATION OF PERIODIC FINANCIAL REPORT

Dann H. Bowman and Sandra F. Pender hereby certify as follows:

1.   They are the President and Chief Executive Officer and the Chief Financial Officer, respectively, of Chino Commercial Bancorp.

2.   The Form 10-QSB of Chino Commercial Bancorp for the quarterly period ended September 30, 2006 complies with the requirements pf Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78(m) or 78(d)) and the information contained in the report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Chino Commercial Bancorp.

Date: November 13, 2006

	By:	/s/ Dann H. Bowman
Dann H. Bowman
President and Chief Executive Officer

	By:	/s/ Sandra F. Pender
Sandra F. Pender
Chief Financial Officer